EXHIBIT 99.1

FOR RELEASE JANUARY 5, 2010 6:00am ET

SOURCE: Uni-Pixel, Inc.

UniPixel to Demonstrate Display and Film Technologies at CES in Las Vegas

Company will provide private demonstrations of its latest FSC display developments and Opcuity™ Performance Engineered Films

The Woodlands, TX (January 5, 2010) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced micro-structure technology, today announced that it will provide private scheduled demonstrations of its latest developments in both display systems and Opcuity films during the Consumer Electronics Show (CES) in Las Vegas, from Thursday, January 7 through Saturday, January 9, 2010.  Private meetings will be scheduled for potential development or distribution partners, and customers.

Since the Company’s inception, UniPixel has been engaged in the development of its unique technologies advancing them into products that implement or leverage UniPixel’s intellectual property.  By working closely with various industry partners, UniPixel will be introducing the first of its technologies to become products during the CES show.  The first of these products will be an Opcuity™ film product that demonstrates one of the many functional uses of a micro-structured surface. A further demonstration to be shown by UniPixel at CES will be highly advanced Field Sequential Color (FSC) LCD systems that will incorporate TMOS based developments that push the performance envelope of LCD displays far beyond current levels.

Reed Killion, UniPixel’s president and CEO, noted, “We are excited to be able to showcase the first commercial production products based on UniPixel technology at this year’s CES event.  We have found through 2009 that our unique micro-structured thin film technology has a breadth of application potential.  We expect this launch to establish the platform on which our Opcuity Performance Engineered Films business is built.  Working in the display industry we have found that Field Sequential Color LCD panels have been limited in the past by a number of factors.  Since our TMOS technology is also an FSC system, much of the work we have done in light management and drive control is directly applicable to an FSC LCD system.  We are pleased to be working with a partner that provides us the opportunity to introduce TMOS based sub-systems to the industry, and also provides us the chance to exclusively sell a full high definition (HD) panel as small as 6.5 inches in diagonal for high density, high value applications. We will also be positioned to bring larger format, low power, higher brightness, FSC LCD panels to market in the short term.  We will exclusively represent these breakthrough products within the U.S. market under the UniPixel brand.”

Any parties wishing to schedule a meeting with UniPixel at CES should contact Ms. Carol Neugebauer at UniPixel’s main offices.  Ms. Neugebauer can be reached at (281) 825-4500.

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.